Exhibit (h)(xvi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                              AMENDED AND RESTATED
           FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

AGREEMENT dated as of August 22, 2003 by and between MTB GROUP OF FUNDS (formerly, VISION GROUP OF FUNDS) (the "Trust") and State Street Bank and Trust Company ("State Street").

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Trust desires to retain State Street as financial administrator (the "Financial Administrator") to furnish certain financial administrative services on behalf of certain portfolios of the Trust (the "Portfolios");

WHEREAS, the Trust desires to retain State Street as accounting agent (the "Accounting Agent") to perform certain accounting and recordkeeping services on behalf of the Portfolios; and

WHEREAS, State Street is willing to perform such services on the terms provided herein.

NOW, THEREFORE, the parties agree as follows:

I. APPOINTMENT

     A. Of State Street as the Financial Administrator

The Trust hereby appoints State Street to act as Financial Administrator with respect to the Trust for purposes of providing certain financial administrative services for the period and on the terms set forth in this Agreement. State Street accepts such appointment and agrees to render the financial administrative services stated herein.

The Trust will initially consist of the Portfolios identified on Exhibit A hereto. In the event that the Trust establishes one or more additional Portfolios with respect to which it wishes to retain the Financial Administrator to act as financial administrator hereunder, the Trust shall notify the Financial Administrator in writing. Upon such notification, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Trust and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Trust and the Financial Administrator at the time of the addition of the Portfolio.

     B. Of State Street as the Accounting Agent

The Trust hereby appoints State Street to act as Accounting Agent with respect to certain Portfolios for purposes of providing certain accounting and recordkeeping services for the period and on the terms set forth in this Agreement. State Street accepts such appointment and agrees to render the accounting and recordkeeping services stated herein.

The Trust will initially consist of the Portfolios identified on Exhibit A. In the event that the Trust establishes one or more additional Portfolios with respect to which it wishes to retain the Accounting Agent to act as accounting agent hereunder, the Trust shall notify the Accounting Agent in writing. Upon such notification, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Trust and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Trust and the Accounting Agent at the time of the addition of the Portfolio.

II.  REPRESENTATIONS and WARRANTIES

     A.   By State Street. State Street represents and warrants that:

          1. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

          2. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

          3. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

          4. No legal or administrative proceedings have been instituted or threatened which would impair State Street's ability to perform its duties and obligations under this Agreement; and

          5. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of State Street or any law or regulation applicable to it.

     b.   By the Trust. The Trust represents and warrants that:

          1. It is a statutory trust, duly organized, existing and in good standing under the laws of the State of Delaware;

          2. It has the power and authority under applicable laws and by its Agreement and Declaration of Trust to enter into and perform this Agreement;

          3. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

          4. With respect to each Portfolio, it is an investment company properly registered under the 1940 Act;

          5. A registration statement under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

          6. No legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

          7. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

          8. As of the close of business on the date of this Agreement, the Trust is authorized to issue shares of beneficial interest.

III. DUTIES of STATE STREET

     a. As the Financial Administrator. The Financial Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Trust and the review and comment by the Trust's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Financial Administrator:

          1. Oversee the determination and publication of the Trust's net asset value ("NAV") in accordance with the Trust's policy as adopted from time to time by the Board of Trustees of the Trust (the "Board");

          2. Oversee the maintenance by State Street, as custodian, of certain books and records of the Trust as required under Rule 31a-1(b) under the 1940 Act;

          3. Compile and deliver to the Trust fund performance statistics, including yields and total returns;

          4. Prepare and submit for approval by officers of the Trust a fund expense budget, review expense calculations and arrange for payment of the Trust's expenses;

          5. Prepare for review and approval by officers of the Trust financial information for the Trust's semi-annual reports, proxy statements and other communications required or otherwise to be sent to shareholders;

          6. Prepare for review by an officer of and legal counsel for the Trust the Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and Form 24F-2 and such other reports, forms or filings as may be mutually agreed upon;

          7. Prepare reports relating to the business and affairs of the Trust as may be mutually agreed upon and not otherwise prepared by the Trust's investment adviser, custodian, legal counsel or independent accountants;

          8. Make such reports and recommendations to the Trust concerning the performance of the independent accountants as the Trust may reasonably request;

          9. Make such reports and recommendations to the Trust concerning the performance and fees of the Trust's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Trust may reasonably request or deems appropriate;

          10. Oversee and review calculations of fees paid to the Trust's investment adviser, custodian, fund administrator and Transfer Agent;

          11. Consult with the Trust's officers, independent accountants, legal counsel, custodian, fund administrator and Transfer Agent in establishing the accounting policies of the Trust;

          12. Respond to, or refer to the Trust's officers or Transfer Agent, shareholder inquiries relating to the Trust;

          13.  Prepare fund income forecasts and submit for approval by officers
               of  the   Trust   recommendations   for  fund   income   dividend
               distributions;

          14.  Review and provide assistance on shareholder communications;

          15. File annual and semi-annual Form N-SAR with the appropriate regulatory agencies;

          16.  Review  text  of  "President's   letters"  to  shareholders   and
               "Management's Discussion of Trust Performance" (which shall also be subject to review by the Trust's legal counsel);

          17. Provide periodic testing of the Portfolios to assist the Trust's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Trust prospectus limitations as may be mutually agreed upon; and


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          18.  Maintain continuing  awareness of significant emerging regulatory and  legislative  developments  which may affect  the Trust,  and
               provide   related   planning   assistance   where   requested  or
               appropriate.

The Financial Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

     B.   As the Accounting Agent.

          1. Books of Account. The Accounting Agent shall maintain the books of account of the Trust and shall perform the following duties in the manner prescribed by the Trust's currently effective prospectus, statement of additional information or other governing document, certified copies of which have been supplied to the Accounting Agent (a "Governing Document"):

               a. Value the assets of the Trust using: primarily, market quotations including the use of matrix pricing supplied by the independent pricing services selected by the Accounting Agent in consultation with the Trust's investment adviser (the "Adviser") and approved by the Board; secondarily, for securities for which no market price is available, the Pricing Committee of the Board (the "Committee") will determine a fair value in good faith. Consistent with Rule 2a-4 under the 1940 Act, estimates may be used where necessary or appropriate; or thirdly, such other procedures as may be adopted by the Board. The Accounting Agent is not the guarantor of the securities prices received from such pricing agents and the Accounting Agent is not liable to the Trust for potential errors in valuing a Portfolio's assets or calculating the NAV per share of such Portfolio or class when the calculations are based upon such prices;

               b. Determine the NAV per share of each Portfolio and/or class, at the time and in the manner from time to time determined by the Board and as set forth in the prospectus of the Trust;

               c.   Calculate the net income of each of the Portfolios, if any;

               d. Calculate realized capital gains or losses of each of the Portfolios resulting from sale or disposition of assets, if any;

               e. Maintain the general ledger and other accounts, books and financial records of the Trust, including for each Portfolio, and/or class, as required under Section 31(a) of the 1940 Act and the rules thereunder in connection with the services provided by State Street;

               f. At the request of the Trust, prepare various reports or other financial documents in accordance with generally accepted accounting principles as required by federal, state and other applicable laws and regulations; and

               g. Such other similar services as may be reasonably requested by the Trust.

The Trust shall provide timely prior notice to the Accounting Agent of any modification in the manner in which such calculations are to be performed as prescribed in any revision to the Trust's Governing Document. The Accounting Agent shall not be responsible for any revisions to calculations unless such revisions are communicated in writing to the Accounting Agent.

          2. Records. The Accounting Agent shall create and maintain all records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of the Trust under the 1940 Act, specifically Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Accounting Agent be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. Subject to Section XVI below, the Accounting Agent shall preserve for the period required by law the records required to be maintained thereunder.

IV.  DUTIES of the TRUST

     A. Delivery of Documents. The Trust will promptly deliver to the Financial Administrator copies of each of the following documents and all future amendments and supplements, if any:

          1.   The Trust's Agreement and Declaration of Trust;

          2. The Trust's currently effective registration statement under the 1933 Act"" and the 1940 Act and the Trust's prospectus(es) and statement(s) of additional information (collectively, the "Prospectus") relating to all Portfolios and all amendments and supplements thereto as in effect from time to time;

          3. Certified copies of resolutions of the Board authorizing (a) the Trust to enter into this Agreement and (b) certain individuals on behalf of the Trust to (i) give instructions to the Financial Administrator pursuant to this Agreement and (ii) sign checks and pay expenses;

          4. The investment advisory agreement between the Trust and its Adviser; and

          5. Such other certificates, documents or opinions which the Financial Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

The Trust shall provide, or shall cause a third party to provide, timely notice to the Accounting Agent of all data reasonably required as a condition to the Accounting Agent's performance described in Section III.B hereunder.

State Street is authorized and instructed to rely upon any and all information it receives from the Trust or any third party. State Street shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of the Trust.

If so directed to calculate the Trust's NAV, State Street shall value the Trust's securities and other assets utilizing prices obtained from sources designated by the Trust, or the Trust's duly-authorized agent, on a Price Source Authorization substantially in the form attached hereto or otherwise designated by means of Proper Instructions (as such term is defined herein) (collectively, the "Authorized Price Sources"). State Street shall not be responsible for any revisions to the methods of calculation adopted by the Trust unless and until such revisions are communicated in writing to the custodian.

     B. Proper Instructions. The Trust shall communicate to State Street by means of Proper Instructions. Proper Instructions shall mean (i) a writing signed or initialed by one or more persons as the Board shall have from time to time authorized or (ii) communication effected directly between the Trust or its third-party agent and State Street by electro-mechanical or electronic devices, provided that the Trust and State Street have approved such procedures. State Street may rely upon any Proper Instruction believed by it to be genuine and to have been properly issued by or on behalf of the Trust. Oral instructions shall be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions. The Trust shall cause all oral instructions to be confirmed in accordance with clauses (i) or (ii) above, as appropriate. The Trust shall give timely Proper Instructions to State Street in regard to matters affecting accounting practices and State Street's performance pursuant to this Agreement.

V.   COMPLIANCE WITH GOVERNMENTAL RULES and REGULATIONS; RECORDS

The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

VI.  WARRANTIES

If, prior to the Accounting Agent's calculation of the current NAV, the Trust notifies the Accounting Agent that any of its accounting services are erroneous in any material respect, the Accounting Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Accounting Agent may obtain certain data included in the accounting services are solely responsible for the contents of such data and the Trust agrees to make no claim against the Accounting Agent arising out of the contents of such third-party data including, but not limited to, the accuracy thereof. The Accounting Agent makes no warranties with respect to the calculations and data processing it provides the Trust and/or any third party agent of the Trust insofar as it relates to the qualification of the Trust as a regulated investment company under state or federal securities and tax laws, or any requirements or obligations thereunder.

VII. FORCE MAJEURE

State Street shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Trust as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, computer viruses, communication disruption or other impossibility of performance.

VIII. INSTRUCTIONS and ADVICE

At any time, State Street may apply to any officer of the Trust for instructions and may consult with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust, provided that State Street first obtains consent of the Trust which shall not be unreasonably withheld, with respect to any matter arising in connection with the services to be performed by State Street under the terms of this Agreement. In its capacity as the Financial Administrator or as the Accounting Agent under the terms of this Agreement, State Street shall not be liable, and shall be indemnified by the Trust for any action taken or omitted by it in good faith reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. State Street shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon State Street any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

IX.  NOTICES

All notices shall be in writing and deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested. Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender:

If to State Street:        LaFayette Corporate Center
                           2 Avenue de LaFayette, 5 South
                           Boston, MA  02111
                           ATTN:  Michael E. Hagerty
                           Telephone:  (617) 662-3630
                           Facsimile:  (617) 662-3690



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If to the Trust:           MTB Group of Funds
                           5800 Corporate Drive
                           Pittsburgh, PA  15237-7010
                           ATTN:  Secretary
                           Telephone:  (412) 288-1900
                           Facsimile:  (412) 288-8141

X.   CONFIDENTIALITY

State Street agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Trust or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Trust.

XI.  LIMITATION of LIABILITY and INDEMNIFICATION

State Street shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section XVI, shall have no responsibility for the actions or activities of any other party, including other service providers. State Street shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely and directly caused by or resulting from the negligence, reckless misconduct, willful malfeasance or lack of good faith of State Street, its officers or employees. STATE STREET SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) IN ANY WAY DUE TO THE TRUST'S USE OF THE SERVICES DESCRIBED HEREIN OR THE PERFORMANCE OF OR FAILURE TO PERFORM STATE STREET'S OBLIGATIONS UNDER THIS AGREEMENT. This disclaimer applies without limitation to claims regardless of the form of action, whether in contract (including negligence), strict liability, or otherwise and regardless of whether such damages are foreseeable.

The Trust shall indemnify and hold State Street harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by State Street resulting from any claim, demand, action or suit in connection with State Street's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust, provided that this indemnification shall not apply to actions or omissions of State Street, its officers or employees in cases of its or their own negligence or willful misconduct.

The indemnification contained herein shall survive the termination of this Agreement.



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XII. EXCLUSIVE REMEDY

State Street's total liability under this Agreement during any twelve-month period shall be limited to the actual or direct damage up to the aggregate amount of two (2) times the fees earned by State Street under Section XV hereunder during the last twelve months prior to the time the event giving rise to liability occurs.

XIII. SERVICES NOT EXCLUSIVE

The services of State Street to the Trust are not to be deemed exclusive and State Street shall be free to render similar services to others. State Street shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

XIV. TERM; TERMINATION; AMENDMENT

     A. Term. This Agreement shall become effective on the date first written above and shall remain in full force and effect until September 30, 2005 (the "Initial Term") and shall automatically continue in full force and effect after such Initial Term unless either party terminates this Agreement by written notice to the other party at least sixty (60) days prior to the expiration of the Initial Term.

     B. Termination. (i) Either party may terminate this Agreement at any time after the Initial Term upon at least sixty (60) days' prior written notice to the other party. Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement with respect to any other Portfolio. Upon termination of this Agreement, the Trust shall pay to State Street such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

     C. Amendment. This Agreement may be modified or amended from time to time by the mutual agreement of the parties hereto. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. The term "Agreement", as used herein, includes all schedules and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.

XV.  FEES, EXPENSES and EXPENSE REIMBURSEMENT

State Street shall receive from the Trust such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Trust shall reimburse State Street for its out-of-pocket costs incurred in connection with this Agreement including all costs and expenses including reasonable attorney's fees, incurred by State Street to collect any charges due under this Agreement.

The Trust agrees to promptly reimburse State Street for any equipment and supplies specially ordered by or for the Trust through State Street and for any other expenses not contemplated by this Agreement that State Street may incur on the Trust's behalf at the Trust's request or with the Trust's consent.

The Trust will bear all expenses that are incurred in its operation and not specifically assumed by State Street. Expenses to be borne by the Trust include, but are not limited to: organization expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by State Street under this Agreement); cost of any services contracted for by the Trust directly from parties other than State Street; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Trust's tax returns, Form N-1A or N-2 and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Trust's NAV.

State Street is authorized to and may employ or associate with such person or persons as it may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by State Street and State Street shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

XVI. ASSIGNMENT; SUCCESSOR AGENT

     A. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign to a successor all of or a substantial portion of its business, or to a party controlling, controlled by, or under common control with such party.

     B. Successor Agent. This Agreement shall be binding on and shall inure to the benefit of each party and to their successors and permitted assigns. If a successor agent for the Trust shall be appointed by the Trust, State Street shall upon termination deliver to such successor agent at the office of State Street all properties of the Trust held by it hereunder.

In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties held by State Street under this Agreement. Thereafter, such bank or trust company shall be the successor of State Street under this Agreement.

XVII. ENTIRE AGREEMENT

This Agreement (including all schedules and attachments hereto) constitutes the entire Agreement between the parties with respect to the subject matter hereof and terminates and supersedes all prior agreements, representations, warranties, commitments, statements, negotiations and undertakings with respect to such services to be performed hereunder whether oral or in writing.

XXIII. WAIVER

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

XIX. HEADINGS NOT CONTROLLING

Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

XX.  SURVIVAL

After expiration or termination of this Agreement, all provisions relating to payment shall survive until completion of required payments. In addition to those provisions which specifically provide for survival beyond expiration or termination, all provisions regarding indemnification, warranty, liability and limits thereon shall survive, unless and until the expiration of any time period specified elsewhere in this Agreement with respect to the provision in question.



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XXI. SEVERABILITY

In the event any provision of this Agreement is held illegal, invalid, void or unenforceable, the balance shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

XXII. GOVERNING LAW; JURISDICTION

This Agreement shall be deemed to have been made in The Commonwealth of Massachusetts and shall be governed by and construed under and in accordance with the laws of The Commonwealth of Massachusetts without giving effect to its conflict of laws principles and rules. The parties agree that any dispute arising herefrom shall be subject to the exclusive jurisdiction of courts sitting in The Commonwealth of Massachusetts.

XXIII. REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


STATE STREET BANK AND TRUST COMPANY




By:/s/ Gary L. French
   ------------------------
Name:  Gary L. French
Title:  Senior Vice President





MTB GROUP OF FUNDS




By:  /s/ Beth S. Broderick
   ------------------------
Name:  Beth S. Broderick
Title:  Vice President

                                   EXHIBIT A
       to the Financial Administration and Accounting Services Agreement

                               MTB GROUP OF FUNDS

                               MTB Balanced Fund
                             MTB Equity Income Fund
                             MTB Equity Index Fund
                                MTB Income Fund
                        MTB Intermediate-Term Bond Fund
                         MTB International Equity Fund
                           MTB Large Cap Growth Fund
                          MTB Large Cap Growth Fund II
                            MTB Large Cap Stock Fund
                            MTB Large Cap Value Fund
                          MTB Large Cap Value Fund II
                MTB Managed Allocation Fund - Aggressive Growth
               MTB Managed Allocation Fund - Aggressive Growth II
               MTB Managed Allocation Fund - Conservative Growth
              MTB Managed Allocation Fund - Conservative Growth II
                 MTB Managed Allocation Fund - Moderate Growth
                MTB Managed Allocation Fund - Moderate Growth II
                        MTB Maryland Municipal Bond Fund
                            MTB Mid Cap Growth Fund
                             MTB Mid Cap Stock Fund
                             MTB Money Market Fund
                           MTB Multi Cap Growth Fund
                        MTB New York Municipal Bond Fund
                    MTB New York Tax Free Money Market Fund
                        MTB Pennsylvania Muni Bond Fund
                          MTB Prime Money Market Fund
                  MTB Pennsylvania Tax Free Money Market Fund
                    MTB Short Duration Government Bond Fund
                       MTB Short-Term Corporate Bond Fund
                            MTB Small Cap Stock Fund
                           MTB Small Cap Growth Fund
                         MTB Tax Free Money Market Fund
                             MTB US Government Bond
                    Fund MTB US Government Money Market Fund
                       MTB US Treasury Money Market Fund



Revised 6/30/05

                                  STATE STREET

                               MTB Group of Funds
             Custody, Fund Accounting and Financial Administration
                          and Compliance Fee Schedule


CUSTODY AND FUND ACCOUNTING SERVICES:

Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions. Maintain investment ledgers, provide selected general ledger reports, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily.

FINANCIAL ADMINISTRATION AND COMPLIANCE SERVICES:

Reporting/ Audit Coordination: Semi-annual and annual financial statement preparation, NSAR preparation and filing, drafting of Form 24f-2 fee calculation, audit coordination including completion of audit letters, rating and survey agency reporting and daily and periodic client reporting

Performance: Total returns (before and after tax) and SEC Yield calculation oversight

Treasury Services: Expense budgeting and invoice processing, income distribution forecasting and calculations, NAV oversight

Compliance: Perform SEC and prospectus compliance tests and provide periodic reports and results to portfolio manager.

Fees

The fee below is an annual charge, billed and payable monthly, based on average monthly net assets.

Domestic Custody (Global schedule attached - Exhibit 1)
         First $250 Million                 .50 BP
         Next $250 Million                  .33 BP
         Excess                             .25 BP

Fund Accounting and Financial Administration and Compliance Administration (Domestic and Global)
         First $5 Billion                   3.70 BP's
         Next $5 Billion                    3.40 BP's
         Next $10 Billion                   3.15 BP's
         Over $20 Billion                   2.90 BP's

Out of Pocket
Domestic          Waived
Global            Bill as incurred


Payment

The above fees will be charged monthly against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.



------------------------------------------------------------ ------------------------------------------------------------
MTB Group of Funds                                           State Street Bank and Trust Company


By:                 /s/ Beth S. Broderick                    By:                /s/ Gary L. French
                    ----------------------------------------                    -----------------------------------------
                    ----------------------------------------                    -----------------------------------------
Name:               Beth S. Broderick                        Name:              Gary L. French
                    ----------------------------------------                    -----------------------------------------
                    ----------------------------------------                    -----------------------------------------
Title:              Vice President                           Title:             Senior Vice President
                    ----------------------------------------                    -----------------------------------------
                    ----------------------------------------                    -----------------------------------------
Date:                                                        Date:              3/29/05
------------------- ---------------------------------------- ------------------ -----------------------------------------


                                   Exhibit 1
      Attachment to Custody, Fund Accounting, Financial Administration and
                        Compliance Services Fee Schedule

                                  State Street

                          Global Custody Fee Schedule
                            MTB Group of Funds, Inc.


Custody: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.



COUNTRY           * HOLDING CHARGES IN BASIS  TRANSACTION CHARGES  COUNTRY      *HOLDING CHARGES IN BASIS      TRANSACTION CHARGES
                  POINTS (ANNUAL FEE)         (PER TRADE)                       POINTS (ANNUAL FEE)             (PER TRADE)



Argentina                  35.0               $125                Lebanon                           40.0            $100
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------
Australia                  5.0                 $25                Lithuania                         35.0            $50
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
Austria                    10.0                $25                Luxembourg                        35.0            $100
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
Bahrein                    50.0               $150                Malaysia                          15.0            $50
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
Bangladesh                 45.0               $125                Mauritius                         45.0            $125
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
Belgium                    10.0                $50                Mexico                            15.0            $50
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
Bermuda                    65.0               $150                Morocco                           35.0            $100
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
Bolivia                    45.0               $125                Namibia                           45.0            $125
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
Botswana                   40.0               $150                Netherlands                       15.0            $50
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
Brazil                     35.0               $100                New Zealand                       5.0             $25
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
Bulgaria                   50.0               $100                Norway                            15.0            $50
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
Canada                     3.0                 $25                Oman                              65.0            $150
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
Chile                      40.0               $100                Pakistan                          45.0            $125
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
China                      35.0               $100                Peru                              45.0            $125
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
------------------------- ------------------ -----------------    --------------------- -------------------------------------------
Colombia                  45.0               $150                Philippines                       15.0            $50
------------------------- ----------------- -----------------    --------------------- -------------------------------------------
------------------------- ----------------- -----------------    --------------------- -------------------------------------------
Croatia                   50.0               $100                Poland                            45.0            $125
------------------------- ----------------- -----------------    --------------------- -------------------------------------------
------------------------- ----------------- -----------------    --------------------- -------------------------------------------
Cyprus                    45.0               $125                Portugal                          15.0            $50
------------------------- ----------------- -----------------    --------------------- -------------------------------------------
------------------------- ----------------- -----------------    --------------------- -------------------------------------------
Czech Republic            35.0               $100                Romania                           75.0            $100
------------------------- ----------------- -------    --------------------- ----------------------------- -------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Denmark                   5.0                $25                Russia                            55.0            $300
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Ecuador                   35.0              $100                Singapore                         15.0            $50
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Egypt                     35.0              $100                Slovakia                          45.0            $125
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Estonia                   50.0               $50                Slovak Republic                   45.0            $75
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Euroclear                 5.0                $25                Slovania                          75.0            $100
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Finland                   15.0               $60                South Africa                      5.0             $25
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
France                    6.0                $25                South Korea                       45.0            $125
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Germany                   5.0                $25                Spain                             15.0            $50
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Ghana                     35.0              $100                Sri Lanka                         35.0            $100
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Greece                    45.0              $125                Swaziland                         75.0            $200
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Hong Kong                 9.0                $50                Sweden                            15.0            $50
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Hungary                   45.0              $125                Switzerland                       5.0             $25
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Iceland                   35.0               $50                Taiwan                            35.0            $100
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
India                     45.0              $125                Thailand                          15.0            $50
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Indonesia                 15.0               $50                Trinidad & Tobago                 35.0            $100
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Ireland                   15.0               $50                Tunisia                           45.0            $125
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Israel                    35.0              $100                Turkey                            35.0            $100
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Italy                     5.0                $25                Ukraine                           75.0            $300
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Ivory Coast               75.0              $150                United Kingdom                    5.0             $25
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Jamaica                   45.0              $125                Uruguay                           45.0            $125
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- --------------------------------------------
Japan                     5.0                $25                USA                                           Refer to Domestic Fee
                                                                                                                   Schedule
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Jordan                    45.0              $125                Venezuela                         45.0            $125
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Kenya                     35.0              $100                Zambia                            35.0            $100
------------------------- ----------------- ----------------    --------------------- -------------------------------------------
Latvia                    65.0               $50                Zimbabwe                          35.0            $100
------------------------- ----------------- ---------------- -- --------------------- -------------------------------------------

                  AMENDMENT TO AMENDED AND RESTATED FINANCIAL
                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

     AMENDMENT, made as of August 3, 2004 to the Amended and Restated Financial Administration and Accounting Services Agreement dated as of August 22, 2003 by and between MTB Group of Funds (formerly, Vision Group of Funds) (the "Trust") and State Street Bank and Trust Company, a Massachusetts corporation ("State Street").

     WHEREAS, the Trust and State Street have entered into an Amended and Restated Financial Administration and Accounting Services Agreement for the provision by State Street of certain portfolio accounting and financial administrative services the Trust and;

     WHEREAS, the Trust and State Street wish to amend the Amended and Restated Financial Administration and Accounting Services Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

     1. Pursuant to Section III.A entitled "Duties of State Street as the Financial Administrator," State Street agrees to perform the following financial administration services:

          Prepare two quarterly portfolio listings per year for inclusion in the Trust's Form N-Q filing with the Securities and Exchange Commission; and

          Prepare a tabular or graphic presentation of the Trust's portfolio holdings and an enhanced expense disclosure example as mutually agreed upon by the Trust and State Street for inclusion in the Trust's shareholder reports.

     State Street shall receive from the Trust such compensation for its services provided pursuant to this Amendment as may be agreed to from time to time in a written fee schedule approved by the parties. This Amendment contains the entire understanding between the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the Amended and Restated Financial Administration and Accounting Services Agreement, this Amendment shall control, but the Amended and Restated Financial Administration and Accounting Services Agreement shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.






MTB GROUP OF FUNDS                  STATE STREET BANK AND
                                    TRUST COMPANY

By:  /s/ Beth S. Broderick          By:  /s/ Gary L. French
   ------------------------            -----------------------
Name:  Beth S. Broderick            Name:  Gary L. French
Title:  Vice President              Title:  Senior Vice President

                      STATE STREET BANK AND TRUST COMPANY


                               MTB GROUP OF FUNDS

                      FINANCIAL ADMINISTRATON FEE SCHEDULE



     I. FINANCIAL ADMINISTRATION SERVICES

     Services to be performed by State Street Financial Administration shall include the preparation of two quarterly portfolio listings per year for inclusion in Form N-Q and preparation of a tabular or graphic presentation of the fund portfolio holdings and an enhanced expense disclosure example for inclusion in shareholder reports.

     Financial Administration Service Fee          Annual Fee Per Fund

                                                          $4,000

     II. TERM OF THE CONTRACT

     The parties agree that this fee schedule shall remain in effect until it is revised as a result of negotiations initiated by either party.



MTB GROUP OF FUNDS                  STATE STREET BANK AND
                                    TRUST COMPANY

By: /s/ Beth S. Broderick           By:  /s/ Gary L. French
   ------------------------            -----------------------
Name:  Beth S. Broderick            Name:  Gary L. French
Title:  Vice President              Title:  Senior Vice President
Date:                               Date:  3/29/05
      ---------------------

Fair Value Pricing Authorization Form

Fund Entity Name:  (MTB Group of Funds)

                           Fair Value for:  MTB International Equity Fund

(Attach list, if required, of funds and portfolios, if applicable, or create separate forms if multiple triggers apply)

Effective Date:  January 18, 2005

Vendor:    ITG

Market Trigger(s):  Russell 1000

Timing of Trigger(s):  London Close to NYSE Close or NYSE Open to NYSE Close

Threshold to Invoke Fair Value (+ or -)   .5                  %
                                       -----------------------

Filter on Confidence Interval (FT Interactive Only):

         Yes        No
            ------    -----

         Minimum Confidence Interval                          %
                                    --------------------------


Authorized by:   /s/ Beth S. Broderick
               --------------------------------------
Name:  Beth S. Broderick
Title:  Vice President
         Officer of the Fund


Accepted by:   /s/ Leo O'Donnell
Name:  Leo O'Donnell
Vice President
State Street Bank and Trust Company




Fair Value Pricing Authorization Form
Explanation of Fields
------------------------------------------------ -----------------------------------------------------------------------------------
Fund Entity Name                                 Indicate fund name or if multiple funds or portfolios of a fund, attach a complete list
------------------------------------------------ -----------------------------------------------------------------------------------
------------------------------------------------ -----------------------------------------------------------------------------------
Effective Date                                   Dates the funds are to begin Fair Value vendor feed at SSC
------------------------------------------------ -----------------------------------------------------------------------------------
------------------------------------------------ -----------------------------------------------------------------------------------
Vendor                                           Name of Fair Value vendor to be used
------------------------------------------------ -----------------------------------------------------------------------------------
------------------------------------------------ -----------------------------------------------------------------------------------
Market Trigger(s)                                Name of Trigger used to determine when to invoke Fair Value Pricing procedures,
                                                 i.e., S&P 500, Nikkei
------------------------------------------------ -----------------------------------------------------------------------------------
------------------------------------------------ -----------------------------------------------------------------------------------
Timing                                           of Trigger(s) A specific time
                                                 at which the Trigger determines
                                                 Fair Value Pricing procedures
                                                 should be initiated, i.e.,
                                                 Japan close to 4PM EST (Nikkei
                                                 Futures), 4PM EST prior day to
                                                 4PM EST current day (S&P500)
------------------------------------------------ -----------------------------------------------------------------------------------
------------------------------------------------ -----------------------------------------------------------------------------------
Threshold to Invoke Fair Value                   Minimum percentage of movement of designated Trigger to determine that
                                                 Fair Value should be invoked
------------------------------------------------ -----------------------------------------------------------------------------------
------------------------------------------------ -----------------------------------------------------------------------------------
FT Interactive Only

Filter on Confidence Interval
                                                 Indicate "Yes" if the fund should impose a confidence interval filter to determine which securities
Minimum Confidence Interval                      should be Fair Valued

                                                 Minimum confidence interval percentage used to apply Fair Value Adjustment Factors

------------------------------------------------ -----------------------------------------------------------------------------------
------------------------------------------------ -----------------------------------------------------------------------------------
Authorized By                                    Provide signature of the Fund Officer authorizing the completion of the
                                                 Fair Value Pricing Authorization Form
------------------------------------------------ -----------------------------------------------------------------------------------
------------------------------------------------ -----------------------------------------------------------------------------------
Accepted By                                      Provide signature of a Vice President from State Street Fund Group accepting the completion of the Fair Value Pricing Authorization Form
------------------------------------------------ -----------------------------------------------------------------------------------



To:  State Street Bank and Trust Company
From:  M&T Bank
Fund Entity Name:  MTB Group of Funds
Fund Entity Address:  One M&T Plaza, Buffalo, NY  14203
Date:  January 18, 2005

Re:  FAIR VALUE PRICING AUTHORIZATION

Reference is made to the Financial Services and Fund Administration Agreement (the "Agreement") dated August 22, 2003, between the MTB Group of Funds (the "Fund") and State Street Bank and Trust Company ("State Street"). Capitalized terms used in this Fair Value Pricing Authorization or in any attachment or supplement shall have the meanings provided in the Agreement unless otherwise specified. Pursuant to Agreement, the Fund hereby directs State Street to calculate the net asset value ("NAV") of the Fund or, if applicable, its Portfolios, in accordance with the terms of the Fund's or Portfolio's currently effective Prospectus or other governing documents. State Street will perform the NAV calculation subject to the terms and conditions of the Agreement, the Price Source Authorization, and this Authorization.

The Fund's Board of Directors/Trustees has approved the vendor and fair value procedures as detailed on the Fair Value Pricing Authorization Form on Page 2.

The Fund hereby authorizes State Street to use the Fair Value pricing source specified on the attached Fair Value Authorization Form to obtain adjustment factors to be applied to the closing prices of the securities of the Fund or the Fund's portfolio(s) to calculate a fair-value-adjusted market value to the used in the calculation of the net asset value of the Fund or its Portfolios. The Fund understands that State Street does not assume responsibility for the accuracy of the adjustment factors or other fair value pricing information provided by the specified fair value vendor and that State Street shall have no liability for any incorrect data provided by said vendor specified by the Fund, except as may arise from State Street's lack of reasonable care in applying any adjustment factors to the closing prices of the Fund's or Portfolio's securities and/or (if applicable) calculating the fair value adjusted net asset value of the Fund or Portfolio in accordance with the data furnished to State Street.

The Fund agrees to indemnify and hold State Street harmless from any claim, loss or damage arising as a result of using Fair Value adjustment factors or prices furnished by any specified Fair Value pricing source.

The Fund agrees to notify State Street promptly in writing if the fair value pricing procedures authorized by the Fund's Board have been changed.

Kindly acknowledge your acceptance of the terms of this letter in the space provided below.

MTB Group of Funds
On behalf of its Portfolio,
MTB International Equity Fund

By:  /s/ Beth S. Broderick          The foregoing terms are hereby accepted.
   ------------------------

[Authorized Officer of the Fund]

Title:  Vice President              STATE STREET BANK AND TRUST COMPANY

                  By:  Leo O'Donnell
                       Vice President